UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2024
GLOBALSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33117	41-2116508
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1351 Holiday Square Blvd.
Covington,	LA	70433
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (985) 335-1500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	GSAT	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 17, 2024, by written consent (the “Written Consent”), following the approval and recommendation of the Strategic Review Committee of the Board of Directors (the “Board”) of Globalstar, Inc. (the “Company”) and the Board, James Monroe III, a director and Executive Chairman of the Board, and certain of Mr. Monroe’s affiliates, including FL Investment Holdings LLC, Thermo Funding Company, LLC, Thermo Funding II LLC, Globalstar Satellite, L.P., Monroe Irrevocable Educational Trust, Thermo Properties II LLC, James Monroe III Grantor Trust, Thermo Investments LP, and Thermo XCOM LLC, who collectively hold 1,099,945,953 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), representing the right to vote approximately 58% of the total issued and outstanding shares of Common Stock and the total voting power entitled to vote on the foregoing matters, approved the following items:

1.an amendment to the Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split (the “Reverse Stock Split”) of the Common Stock, at a ratio of between 1 for 10 to 1 for 25, such ratio to be determined by the Chief Executive Officer or the Chief Financial Officer of the Company (the “Authorized Officers”), in conjunction with the Board (the “Reverse Stock Split Charter Amendment”); and

2.an amendment to the Certificate of Incorporation to reduce the 2,150,000,000 shares of Common Stock currently authorized under the Certificate of Incorporation to a lower amount in proportion to the Reverse Stock Split (the “Authorized Share Reduction Charter Amendment” and, together with the Reverse Stock Split Charter Amendment, the “Charter Amendments”).

The Charter Amendments permit (but do not require) the Authorized Officers to: (i) effect the Reverse Stock Split at a ratio of between 1 for 10 to 1 for 25, such ratio to be determined by the Authorized Officers, in conjunction with the Board, whereby every 10 to 25 shares of the authorized, issued and outstanding Common Stock shall be combined into one share of authorized, issued and outstanding Common Stock, and (ii) reduce the 2,150,000,000 shares of Common Stock currently authorized for issuance under the Certificate of Incorporation to a lower amount in proportion to the Reverse Stock Split, if and only if the Reverse Stock Split is effectuated.

These actions may be taken at such future date as determined by the Authorized Officers, in conjunction with the Board, but in no event (i) earlier than the 20th day after an information statement on Schedule 14C is mailed or furnished to the stockholders of record, or (ii) later than December 17, 2025, the one-year anniversary of the effective date of the Written Consent.

Pursuant to rules adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, an information statement on Schedule 14C will be filed with the Securities and Exchange Commission and mailed or provided to the Company’s stockholders of record as of the effective date of the Written Consent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR, INC.

/s/ Rebecca S. Clary
Rebecca S. Clary
Chief Financial Officer
Date: December 19, 2024